As filed with the Securities and Exchange Commission on May 18, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MMODAL INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0676666
(State of incorporation)	(IRS Employer Identification Number)

9009 Carothers Parkway, Franklin, TN 37067

(615) 261-1740

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathryn F. Twiddy, Esq.

Chief Legal Officer

MModal Inc.

9009 Carothers Parkway

Franklin, TN 37067

(615) 261-1740

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE (1)

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, par value $0.10 per share	4,134,896	$10.69	$44,202,038	$5,066 (3)

(1)	Consists of 4,134,896 shares of common stock and an indeterminate number of shares of common stock as may be issuable from time to time as a result of a stock split, stock dividend, capitalization or similar event.
(2)	Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the Registrant’s common stock reported on April 3, 2012 as reported on The NASDAQ Stock Market, LLC.
(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 18, 2012

PROSPECTUS

MMODAL INC.

4,134,896 Shares of Common Stock

We are registering our common stock, par value $0.10 per share, for resale by the selling stockholders identified in this prospectus. We are not selling any shares of our common stock under this prospectus and we will not receive any of the proceeds from the sale of shares by the selling stockholders. Specifically, this prospectus relates to the resale of 4,134,896 shares of our common stock. The selling stockholders acquired these shares of common stock from us in a private placement conducted in connection with our acquisition of Multimodal Technologies, Inc. that closed on August 18, 2011.

For a description of the plan of distribution of the resale shares, see page 5 of this prospectus.

Our common stock is traded on the Global Select Market of The NASDAQ Stock Market, LLC under the symbol “MODL.” On May 17, 2012, the closing price of our common stock was $11.88 per share.

Investing in our securities involves certain risks. Before investing, you should refer to the risk factors on page 3 of this prospectus.

These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May     , 2012

Prospectus

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and such accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

References in this prospectus to the terms “the Company,” “MModal,” “we,” “our” and “us” or other similar terms mean MModal Inc., unless we state otherwise or the context indicates otherwise.

THE COMPANY

We are a leading provider of clinical documentation solutions providing clinical narrative capture services, Speech and Language Understanding™ technology and clinical documentation workflow solutions for the healthcare industry. Our end-to-end technology-enabled solutions convert the physicians’ dictation into a comprehensive patient story through high-quality clinical documentation with rich context that can be leveraged across a healthcare enterprise for reimbursement, clinical decision support, business intelligence and distribution.

We provide comprehensive dictation and transcription solutions and services that automate the input and management of medical information. Our cloud-based solutions provide platforms to generate and distribute clinical documentation through the use of advanced dictation and transcription, and allow us to deliver scalable, highly productive medical transcription solutions. Our solutions also enable us to accelerate future innovation to transform the way healthcare providers document patient care, through improved interface with electronic medical records and extraction of clinical information to support the billing and insurance reimbursement processes. We also offer speech recognition solutions for radiology, cardiology, pathology and related specialties, that help healthcare providers dictate, edit and sign reports without manual transcription.

Our innovative solutions provide for a deeply valuable medical record that is contextually important in driving clinical decisions from analytical data available directly to the caregiver and provides for collaborative intelligence through services and technology that facilitate engagement, collaboration and intelligence among all stakeholders in the healthcare ecosystem.

Our principal executive offices are located at 9009 Carothers Parkway, Franklin, TN 37067, and our phone number is (615) 261-1740.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (SEC) on March 14, 2012 (the 2011 Form 10-K).

Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations. If any of such risks and uncertainties actually occurs, our business, financial condition and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about:

•	each of the factors discussed in Part I, Item 1A, Risk Factors of the 2011 Form 10-K;

•	each of the matters discussed in Part I, Item 3, Legal Proceedings of the 2011 Form 10-K and Part II, Item 1 of our Current Report on Form 10-Q for the quarter ended March 31, 2012;

•	our ability to recruit and retain qualified medical transcriptionists, medical editors, and other employees;

•	changes in law, including, without limitation, the impact HIPAA has on our business; and

•	the impact of our new services and products on the demand for our existing services and products.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in Part I, Item 1A — “Risk Factors” of the 2011 Form 10-K that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of our common stock covered hereby, or interests therein. The selling stockholders will pay any expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

The shares covered hereby consist of 4,134,896 shares of our common stock that we issued to the selling stockholders in a private placement and constituted consideration for certain shares of Multimodal Technologies, Inc. (Multimodal) held by the selling stockholders in a transaction by which we acquired Multimodal, which closed on August 18, 2011 (the Acquisition). In connection with the Acquisition, we granted certain registration rights to the selling stockholders covering the shares of our common stock they received in the Acquisition. In connection with such registration rights, we filed with the SEC a Registration Statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the shares of common stock offered by this prospectus from time to time on NASDAQ, in privately negotiated transactions or otherwise. We have also agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. Except as noted below, the selling stockholders are currently, or immediately following the Acquisition were, our officers or employees. To our knowledge, each selling stockholder has sole voting and investment power with respect to its shares of common stock.

The selling stockholders may sell some, all or none of its shares of common stock offered by this prospectus from time to time. We do not know how long the selling stockholders will hold its shares of common stock before selling them. However, the Stockholders Agreement dated August 18, 2011, to which we and the selling stockholders are parties (the Stockholders Agreement) contains trading restrictions which expire in March 2013. We have insider trading policies which are applicable to those selling stockholders who are also our officers and employees. Such policies may from time to time restrict such selling stockholders’ abilities to sell the shares of common stock being offered hereunder. Other than the Stockholders Agreement and our insider trading policies applicable to the selling stockholders who are also our officers and employees, we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock being offered hereunder.

The following table sets forth, to our knowledge, information about the selling stockholders as of May 17, 2012.

Name of Selling Stockholder	Relationship with the Company	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Registered for Sale Hereby	Shares Beneficially Owned After the Offering
Michael Finke	Executive Officer	1,283,904	1,088,010	195,894
Detlef Koll	Employee	934,003	816,467	117,536
Jürgen Fritsch	Employee	394,244	315,886	78,358
Advanced Media, Inc. (1)	None	1,204,800	1,204,800	—
Alex Waibel	None	353,290	353,290	—
Naomi Waibel	None	181,990	181,990	—
Eric Carraux	Employee	90,648	78,016	12,632
Kjell Schubert	Employee	49,230	36,051	13,179
Monika Woszczyna	Employee	56,879	54,077	2,802
Laurie Hochberg	(2)	6,309	6,309	—

Totals		4,555,297	4,134,896	420,401

(1)	Advance Media, Inc. is a publicly traded company in Japan. According to information we received from Advance Media Inc., its current president and chief executive officer, Kiyoyuki Suzuki, controls investment decisions and has voting and dispositive power with respect to the shares of our common stock being offered for resale by Advance Media, Inc. Advance Media Inc. also indicated that they are not affiliated with any broker-dealer.
(2)	Former employee currently receiving severance from the Company.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of our common stock on NASDAQ or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (Securities Act), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Regulation (NASDR) Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To the best of our knowledge, the selling stockholders does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute shares of our common stock covered hereby. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to this registration statement and the registration of the shares generally. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (Exchange Act), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC. We maintain an Internet site at http://www.mmodal.com. However, the information on our Internet site is not incorporated by reference in this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below:

•	the 2011 Form 10-K;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	our Current Reports on Form 8-K filed with the SEC on January 11, 2012, January 24, 2012, January 27, 2012, February 8, 2012, March 13, 2012 and March 20, 2012;

•

the description of our common stock contained in our registration statement on Form 8-A (File No. 001-35069) filed with the SEC on February 1, 2011, under the Exchange Act, including any amendment or report filed for the purpose of updating such description;

•

all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement; and

•

all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the final offering of securities under this prospectus.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: MModal Inc., 9009 Carothers Parkway, Franklin, TN 37067, Attention: Secretary, telephone (615) 261-1740.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of MModal Inc. and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by MModal Inc.

SEC Registration Fee	$5,066
Legal Fees and Expenses	$15,000
Accounting Fees and Expenses	$15,000
Edgar Conversion and Filing Expenses	$1,000
Miscellaneous Fees and Expenses	$500

Total:	$36,566

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

As permitted by the Delaware General Corporation Law, our by-laws include provisions that (i) eliminate, to the fullest extent permitted by the Delaware General Corporation Law, the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, and (ii) require us to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions.

As permitted by the Delaware General Corporation Law, our by-laws provide that (i) we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) we may indemnify any other person as set forth in the Delaware General Corporation Law, and (iii) the rights conferred in the bylaws are not exclusive.

We have also obtained officers’ and directors’ liability insurance that insures against liabilities that our officers and directors, in such capacities, may incur.

We also have agreements with each director and officer to provide indemnification to the extent permitted under Delaware law.

We carry directors’ and officers’ liability insurance covering acts and omissions of our directors and officers and those of our controlled subsidiaries. The policy has a covering limit of $25.0 million in each policy year.

Item 16.	Exhibits

Exhibit	Description

3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K filed with the SEC on March 16, 2011 (File No. 001-35069))

3.2	Certificate of Ownership and Merger (Incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on January 24, 2012 (File No. 001-35069))

3.3	By-Laws (Incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed with the SEC on January 24, 2012 (File No. 001-35069))

4.1	See Exhibits 3.1 and 3.2 for instruments defining rights of holders of common stock.

4.2	Stockholders Agreement dated as of August 18, 2011 by and among MModal Inc. and the other parties listed on the signature pages thereto (Incorporated by reference to Exhibit 10.52 of the Registration Statement on Form S-4 filed with the SEC on August 31, 2011 (File No. 333-176582))

5.1 *	Opinion of Pepper Hamilton LLP

23.1 *	Consent of KPMG LLP

23.2 *	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1 **	Power of attorney

*	Filed herewith.
**	Previously filed.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however , that paragraphs (i), (ii) and (iii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions described under Item 15 above, or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Franklin, State of Tennessee, on May 18, 2012.

MMODAL INC.

By:	/s/ ROGER L. DAVENPORT
Roger L. Davenport Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ ROGER L. DAVENPORT Roger L. Davenport	Chairman and Chief Executive Officer (Principal Executive Officer)	May 18, 2012

/s/ RONALD L. SCARBORO Ronald L. Scarboro	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 18, 2012

* V. Raman Kumar	Vice Chairman and Director of MModal Inc. and Chief Executive Officer of MModal CB Inc.	May 18, 2012

* Robert J. Greczyn, Jr.	Director	May 18, 2012

* Colin J. O’Brien	Director	May 18, 2012

* Frank Baker	Director	May 18, 2012

* Peter Berger	Director	May 18, 2012

* Jeffrey Hendren	Director	May 18, 2012

* Kenneth John McLachlan	Director	May 18, 2012

* John Patrick Nolan	Director	May 18, 2012

* Andrew E. Vogel	Director	May 18, 2012

* Henry Wolf	Director	May 18, 2012

*By:	/s/ ROGER L. DAVENPORT
Roger L. Davenport Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of KPMG LLP

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)